EXHIBIT 99.1

BabyUniverse Achieves Fourth Quarter Profitability with 80% Growth in Sales

          FORT LAUDERDALE, March 7, 2006 /PRNewswire-FirstCall/ -- BabyUniverse, Inc. (Amex: BUN) announced today its financial results for the fourth quarter and full year ended December 31, 2005.

             BabyUniverse announced the following highlights:

•	Net Sales during the fourth quarter totaled $8.2 million, compared to net sales of $4.5 million during the fourth quarter of 2004, an increase of 80.3%.
•	Net Income for the fourth quarter was $52,252, or $0.01 per diluted share, compared to net income of $129,006, or $0.04 per diluted share, for the fourth quarter of 2004.
•	Net Sales for the year 2005 totaled $23.7 million, compared to net sales of $14.3 million for 2004, an increase of 66.1%.
•	Net Loss for the year 2005 was $492,297, or $0.13 per diluted share, compared to net income of $221,061, or $0.07 per diluted share, for 2004.
•	Net Income for the fourth quarter and full year 2005 included expenses of $41,989 and 65,842, or $0.01 and $0.02 per diluted share, respectively, related to share-based compensation.
•

Net Income for the fourth quarter and full year 2005 included expenses of $337,151 and $591,385, or $0.06 and $0.14 per diluted share, respectively, related to Corporate and Strategic Costs that are unrelated to core e-commerce operations.  Such amounts included public company expenses, certain corporate general and administrative expenses and acquisition program costs.

             Commenting on the results, John Textor, Chairman and Chief Executive Officer, said “I am extremely proud of the BabyUniverse team as I look back on the fourth quarter of 2005.  Our improving financial performance makes it easy to overlook the incredible challenges faced by our staff during this period.  With the integration of the newly-acquired Dreamtime Baby business, the landfall of Hurricane Wilma and the opening of our new distribution center in Nevada, all occurring within the quarter, our team demonstrated remarkable resolve in furtherance of the interests of our shareholders.”

             Regarding the fourth quarter, Mr. Textor continued “We continued to show improvement in our most important business metric during the fourth quarter.  Our gross profit margin maintained its steady upward path reaching 30.1% for the fourth quarter, compared to 26.2% in the third quarter, 24.3% in the second quarter and 23.0% in the first quarter.  With the acquisition of the high-margin PoshTots business having occurred in the first quarter of 2006, we expect our gross profit margin to continue to increase in coming quarters.”

             In conclusion Mr. Textor said. “With impressive organic growth trends apparent across our primary Internet properties, combined with our strengthened operating and consolidation platform, BabyUniverse remains in a solid position to execute on its dual strategy of organic growth and acquisition growth.  As we move deeper into 2006, we look forward to combining the efforts and experience of the BabyUniverse team with our new partners at PoshTots as we jointly pursue our overall business objective, the establishment of a market-leading e-commerce and new media business focused on the high-growth female marketplace.”

             BabyUniverse will host a conference call at 11:30 a.m. ET / 8:30 a.m. PT on Tuesday, March 7, 2006 to discuss its fourth quarter and full year 2005 financial results.  Analysts, media representatives and the public are invited to participate by calling (800) 817-2743 (US and Canada) or (913) 981-4915 (International) and referencing conference ID 9154713. An audio replay of this call will be available for five business days afterwards and can be accessed by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (toll call) and referencing replay passcode 9154713. This conference call may contain forward-looking statements and other material information regarding BabyUniverse’s financial and operating results.

             The conference call will also be webcast live through the BabyUniverse Investor Relations website at http://investor.babyuniverse.com.  A replay of the webcast will be available after the conference call through the Investor Relations link on the BabyUniverse website, www.babyuniverse.com, or directly at http://investor.babyuniverse.com.

About BabyUniverse, Inc.

             BabyUniverse, Inc., through its websites BabyUniverse.com and DreamtimeBaby.com, is a leading online retailer of brand-name baby, toddler and maternity products in the United States. With the recent acquisition of PoshTots.com and PoshLiving.com, BabyUniverse has expanded its business to include e-commerce and e-content offerings focused on this country’s most affluent online female consumers.

             BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the Company intends to leverage its efficient and growing e-commerce platform to acquire other female-oriented e-commerce, marketing and new media companies. The overall objective of BabyUniverse is to establish a market-leading e-commerce and new media business focused on the high-growth female marketplace.

Special Note Regarding Forward Looking-Statements

             This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

             In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  These statements are only predictions.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

SOURCE BabyUniverse, Inc.
Web Site:          http://www.BabyUniverse.com
Investor Relations Web Site:     http://investor.BabyUniverse.com
Investor Relations Contact:       John Baldissera, BPC Financial Marketing, 800-368-1217

BabyUniverse, Inc.
Consolidated Balance Sheets

	December 31,

	2005	2004

	(unaudited)
Assets
Cash And Cash Equivalents	$9,925,806	$613,235
Accounts Receivable	796,049	117,861
Inventory	1,237,659	284,481
Prepaid Expenses	199,360	59,711
Public Offering Costs	—	37,257
Acquisition Costs	32,490	—

Total Current Assets	12,191,364	1,112,545
Fixed Assets - Net	666,793	242,933
Intangible Assets - Net	176,972	—
Deposits	45,644	17,726
Goodwill	6,608,833	—

Total Assets	$19,689,606	$1,373,204

Liabilities and Stockholders’ Equity
Accounts Payable	$2,503,352	$1,357,130
Accrued Expenses	519,613	36,601
Gift Certificate Liability	69,188	53,359
Capital Lease Payable - Current Portion	3,300	—
Loans Payable Stockholders	—	79,124
Deferred Revenue	358,064	313,326

Total Current Liabilities	3,453,517	1,839,540
Deferred Rent	15,543	—
Capital Lease Payable - Long Term Portion	4,761	—

Total Liabilities	3,473,821	1,839,540
Stockholders’ Equity (Deficit)
Preferred Stock, $.001 par value, 10,000,000 shares authorized, no shares issued	—	—
Common Stock, $.001 par value, 50,000,000 shares authorized, 5,125,203 and 2,339,616 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively.	5,125	2,340
Additional Paid in Capital	19,663,179	1,937,862
Unearned Compensation	(553,684)	—
Accumulated Deficit	(2,898,835)	(2,406,538)

Total Stockholders’ Equity (Deficit)	16,215,785	(466,336)

Total Liabilities and Stockholders’ Equity (Deficit)	$19,689,606	$1,373,204

BabyUniverse, Inc.
Consolidated Statements of Operations

	Quarter Ended December 31,		Year-to-Date Ended December 31,

	2005	2004	2005	2004

	(unaudited)		(unaudited)
Revenues
Sales	$7,791,919	$4,420,047	$23,062,951	$14,011,045
Shipping income	598,088	293,424	1,449,075	776,613

Gross sales	8,390,007	4,713,471	24,512,026	14,787,658
Less - discounts & returns	(220,402)	(183,529)	(809,571)	(521,028)

Net sales	8,169,605	4,529,942	23,702,455	14,266,630

Cost of goods sold
Purchases	4,719,613	2,719,916	14,260,198	8,726,065
Shipping costs	992,998	593,149	3,157,218	1,864,234

Total cost of goods sold	5,712,611	3,313,065	17,417,416	10,590,299

Gross profit	2,456,994	1,216,877	6,285,039	3,676,331

Operating expenses:
Advertising	965,524	503,471	2,852,862	1,526,892
Salaries and benefits	518,795	229,953	1,526,794	743,212
Share based compensation	41,989	—	65,842	—
Commissions	158,582	111,719	638,794	400,944
Credit card fees	222,792	117,755	616,591	374,144
Contract services	57,067	26,676	148,068	86,515
Rent	61,805	32,635	150,796	85,766
Technology	126,304	13,877	196,151	52,850
Depreciation and amortization	49,811	18,095	110,750	48,133
General and administrative	286,984	34,683	639,511	138,019

Total operating expenses	2,489,653	1,088,864	6,946,159	3,456,475

Operating income (loss)	(32,659)	128,013	(661,120)	219,856
Other income (expense):
Interest income	94,185	993	178,676	1,205
Interest expense	(274)	—	(853)	—

Income (loss) before income taxes	61,252	129,006	(483,297)	221,061
Provision for income taxes	(9,000)	—	(9,000)	—

Net income (loss)	$52,252	$129,006	$(492,297)	$221,061

Net income (loss) per common share:
Basic	$0.01	$0.06	$(0.13)	$0.10
Diluted	$0.01	$0.04	$(0.13)	$0.07
Weighted average common shares outstanding:
Basic	5,076,480	2,286,717	3,667,913	2,285,382
Diluted	5,536,590	3,114,962	4,142,075	2,999,169